Exhibit 99.2 Press Release

Allied Nevada Initiates Milling and Oxidation Pilot Plant Study on Positive Phase II Oxidation Results

Garry Keizer Joins Allied Nevada as Vice President, Capital Project

January 28, 2014 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-MKT: ANV) reports that it has completed the second phase of its ongoing metallurgical test program for onsite oxidation and processing of sulfide concentrates at Hycroft. The encouraging results from the first and second phases of testing, including preliminary capital and operating cost evaluations, have led us to initiate a pilot plant level study at a third party laboratory.
The second phase test program focused on further evaluation and optimization of Ambient Pressure Alkaline Oxidation (“AAO”) on Hycroft rougher concentrate. The goals of this second phase were to: confirm first phase test work results; establish operating parameters; and provide an initial capital and operating cost model. Bench scale testing of AAO indicated that oxidation and leaching of rougher concentrate, using trona (a mixture of sodium carbonate and sodium bicarbonate) as the pH modifier, resulted in similar recoveries that had been achieved during the first phase (see Allied Nevada press release dated August 20, 2013).
We have initiated the pilot plant study at this time at a third party laboratory. The study will include constructing a pilot plant to simulate the process flow sheet in a continuous circuit including grinding, flotation to create a rougher concentrate, oxidation and leaching. The goal of this stage is to firm up operating parameters, establish equipment requirements and further refine operating and capital requirements for the oxidation plant. The pilot plant is expected to be completed by the end of the first quarter of 2014. M3 Engineering & Technology (“M3”) will use the results of the oxidation test work, capital and operating cost review and pilot plant program to develop an updated prefeasibility study.
For additional information regarding the AAO process and its commercial uses, as well as a summary of the first and second phase of metallurgical testing, please see the technical memorandum from Pennstrom Consulting Inc., which includes background papers from Hazen Research, Inc. and M3, posted on our website.
About AAO
Ambient pressure oxidation is a common pretreatment method for oxidizing certain refractory ores, prior to the cyanide leaching step, and has been used successfully for a number of years in the precious metals industry. There are various manifestations of the process, including the Albion process and AAO, which have been or are currently in operation globally.
AAO, as it is intended to be applied in the concentrate oxidation process for Hycroft, involves using oxygen enriched air and heat generated from the oxidation process to oxidize the concentrate in an ambient pressure environment using trona to provide the alkaline environment and to neutralize the acid that is created during the oxidation process. Other neutralizing agents were tested, all showing positive results. Trona was selected because it is a relatively inexpensive neutralizing agent and enhances sulfide oxidation. The carbonate in the trona solution keeps the sulfide surfaces clean during oxidation, improving the oxidation rate compared to other neutralizing agents referred to as the (“carbonate effect”). Trona has the added benefit of being the most cost-effective option due to its availability and proximity to Hycroft. The largest known trona source in the world is situated in Green River, Wyoming, with readily accessible transportation lines to Hycroft. For the Hycroft concentrate, testing has shown that AAO using trona and either oxygen or oxygen-enriched air provides the necessary sulfide oxidation to achieve the desired gold recovery. Oxygen (or oxygen-enriched air) is a less expensive oxidant than either chlorine or hydrogen peroxide that has been used elsewhere in other AAO circuits.

Exhibit 99.2 Press Release

The AAO process, in many forms, has been used commercially worldwide. East Driefontein in South Africa used AAO to oxidize minor amounts of pyrrhotite before cyanidation to reduce cyanide consumption. Lime was used to control the pH at 10.5-11, as they were interested in passivating the sulfide surfaces, not oxidizing a large fraction of the sulfide minerals in the ore. The Homestake Mine in South Dakota also used an alkaline pretreatment to passivate and oxidize sulfides. Similarly, Joutel in Quebec used lime and oxygen-enriched air on flotation concentrates. Jerritt Canyon in Nevada used chlorine as the oxidant under alkaline conditions for 16 years. In this operation, sodium carbonate was used to control pH. Pine Creek in Australia also oxidized reactive sulfides at alkaline conditions, using hydrogen peroxide as the oxidant.
Garry Keizer Joins Allied Nevada as Vice President, Capital Project
Garry Keizer has joined Allied Nevada as Vice President, Capital Projects, and will be responsible for completing the implementation of the crushing system and construction of the mill at Hycroft. Garry has been consulting at Hycroft for the last 8 months, assisting with the construction of the new Merrill-Crowe plant and crushing system.
Garry is a Metallurgical Engineer with over 40 years of experience in the precious metals industry. He joins Allied Nevada from Hanlon Engineering and Architecture, Inc. (“Hanlon”), where he was General Manager involved with EPCM contracts. He brings extensive experience in process operations, engineering, construction and project management to Allied Nevada’s projects group.
Garry started his career with Langmuir Mines Ltd. (a Noranda/Inco joint venture) and progressed in the industry through a number of technical and managerial positions with Placer Dome Inc., Barrick Gold Inc. and engineering firms such as Hatch Ltd. and Hanlon. He has been involved with numerous multi-million and billion dollar projects worldwide including construction of: the Pascua Lama operation (US$3 billion, Barrick); the Pueblo Viejo operation (US$5 billion, Barrick/Goldcorp joint venture); the Goldstrike Roaster project (US$340 million, Barrick); and the Cortex Pipeline project (US$250 million, Placer Dome (now Barrick)).

For further information on Allied Nevada, please contact:

Randy Buffington	Tracey Thom
President and CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119
or visit the Allied Nevada website at www.alliednevada.com.

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act of 1995 or in releases made by the U.S. Securities and Exchange Commission (the “SEC”), as all may be amended from time to time. All statements, other than statements of historical fact, included herein or incorporated by reference, that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, "can", “will”, “would”, “could”, "should", “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding the completion of a prefeasibility and feasibility study for the mill expansion and the timing thereof; the results, cost and timing of the pilot plant study and the cost-effectiveness and availability of trona and the oxidation process; the potential for confirming, upgrading and expanding gold and silver mineralized material at Hycroft; construction of a mill at Hycroft; anticipated costs, anticipated production, anticipated sales, anticipated capital expenditures, project economics, the realization of expansion and construction activities and the timing thereof; production estimates and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions when made, we can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to fluctuations in the price of gold and silver; risks related to the heap leaching process at Hycroft; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; risks that Allied Nevada’s exploration and property advancement efforts will not be successful; and the inherently hazardous nature of mining-related activities; as well as those factors discussed in Allied Nevada’s filings with the SEC including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q (which may be secured from us, either directly or from our website at www.alliednevada.com or at the SEC website www.sec.gov).

Phase II Complete, Commencing Pilot Plant	2

Exhibit 99.2 Press Release

The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

The technical contents of this news release have been prepared under the supervision of William J. Pennstrom, Jr., a Qualified Professional for Metallurgy. Mr. Pennstrom is a consulting metallurgical engineer and President of Pennstrom Consulting Inc. and has acted as the Qualified Person, as defined by NI 43-101, for evaluation of the metallurgical testing data. He has over 30 years of experience in mineral process design and operation, and has been an independent process and metallurgical consultant for the mining industry for the last twelve (12) years. He is a Registered Member of the Society of Mining, Metallurgy and Exploration (SME Member No. 2503900). Mr. Pennstrom and Pennstrom Consulting Inc. are both independent of the Company under NI 43-101 definitions. For further information regarding technical information in relation to the Hycroft property, please see the Technical Report titled “Technical Report, Allied Nevada Gold Corp. Hycroft Mine, Winnemucca, Nevada, USA” dated March 6, 2013, available on www.sedar.com or on the Company’s website.

Phase II Complete, Commencing Pilot Plant	3